UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2007

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-13255	43-1781797
(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760
(Address of principal executive offices)	(Zip Code)

(314) 674-1000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

As previously reported, on December 17, 2003 Solutia Inc. ("Solutia") and its fourteen U.S. subsidiaries (collectively, the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").  The cases were consolidated for the purpose of joint administration and were assigned case number 03−17949 (PCB).  Solutia’s subsidiaries outside the United States were not included in the Chapter 11 filing.

  On September 26, 2007, the Debtors issued a press release announcing that it had reached a comprehensive settlement with all of the major constituents in its Chapter 11 cases for a consensual plan of reorganization.  A copy of this Press Release announcing the comprehensive settlement is furnished as Exhibit 99.1 hereto.

On September 7, 2007, Solutia Inc. entered into confidentiality agreements (the "Confidentiality Agreements") with certain of the holders of its trade claims and with certain of the holders of Solutia’s 6.72% Notes due October 15, 2037 and the 7.375% Notes due October 15, 2027 (the “Backstoppers”) under which Solutia agreed to disclose certain information to the Backstoppers (the “Evaluation Materials”) to assist them in evaluating whether to participate in backstopping a proposed rights offering in Solutia’s chapter 11 case.

Pursuant to the Confidentiality Agreements, Solutia agreed to publicly disseminate a summary of the Evaluation Materials that constitutes material non-public information by October 1, 2007.   In accordance with the provisions of the Confidentiality Agreements, Solutia hereby makes the following disclosures:

o	Solutia provided financial projections for the period 2007 through to 2012. A copy of the Financial Projections is furnished hereunder as Exhibit 99.2.

o
Movements in the Euro/USD exchange rate have a significant impact on Solutia’s businesses.  A 1 basis point change in the exchange rate impacts Solutia’s sales by approximately $5 million and EBIT by $0.4 million.  Nylon represents $0.7 million and $0.7 million, Saflex represents $2.5 million and $0.7 million, and Flexsys represents $1.8 million and ($1.0) million of this change on a sales and EBIT basis, respectively.

o
In 2006, Solutia kicked-off an operational excellence initiative, which is designed to better focus management’s efforts to deliver sustainable improvement in its manufacturing and supply chain operations.  Solutia estimates that the cost improvement related to the operational excellence initiative for the twelve month period ending August 31, 2007 is approximately $35 million.  The incremental benefit in the last four months of 2007 is estimated to be approximately $15 million. The incremental benefit in 2008 is projected to be approximately $15 to $20 million and is principally related to new projects in the area of logistics and transportation.

o
Solutia is evaluating the potential sale lease-back of its corporate headquarters that could generate between $35-40 million of net proceeds, a portion of which would be used to retire the existing mortgage of $20 million.

o	The Crystex and PPD businesses have the largest earnings within the Flexsys rubber chemicals portfolio.

o
Results of operations were impacted unfavorably by $5 million for the month ended August 31, 2007 due to manufacturing related interruptions in the Integrated Nylon reportable segment. The manufacturing interruptions were experienced at the Pensacola, Florida and Alvin, Texas manufacturing facilities with each lasting approximately one week. The manufacturing interruption at the Pensacola facility impacted results of operations by $3 million related to costs incurred to repair a nitric acid unit, purchase nitric and adipic acids on the market, and decreased volumes. The manufacturing interruption at the Alvin facility impacted results of operations by $2 million substantially related to decreased volumes since the affected unit represents 25 percent of acrylonitrile production at the facility.

o
Solutia’s operations are considerably impacted by raw material and energy costs, as they comprise between 52 - 76% of COGS.  The vast majority of the cost of raw materials utilized are derived from oil, including propylene, benzene, cyclohexane, and polyvinyl alcohol.  In addition, the operations, in particular the Nylon manufacturing chain, utilizes significant quantities of natural gas as its primary energy source.  These costs experienced significant increases in 2006 due to strengthening global demand for oil and oil derivatives.  These costs remain highly volatile and the recent volatility in oil prices has made efforts to forecast long-term related petrochemical feedstock costs challenging.  Propylene and natural gas are two key drivers of raw material costs for Solutia.  Solutia estimates that a 1 cent/lb change in propylene impacts 2008 EBITDA by $11 million on a gross basis and $6 million on a net basis and a 1MMBTU change in natural gas impacts 2008 EBITDA by $20 million on a gross basis and $12 million on a net basis.

o	In 2005 approximately 20% of Nylon's sales were covered by formula pricing and that has grown to approximately 40% in 2007.

o
Following the shutdown of the Pensacola Industrial Fiber operations, Solutia began converting assets used in the Industrial Fiber business into assets that can be utilized to manufacture nylon resins and compounds. This is part of Solutia’s overall strategy to convert historic industrial and carpet fiber assets to resin and compound production in order to participate in the higher value and growing plastics market for Nylon 6,6. The conversion is being implemented in phases.  In 2006, Solutia converted CP lines 26 and 27, increasing its plastics capacity by approximately 90 million pounds.  In 2007, Solutia converted CP lines 24 and 25, increasing its plastics capacity by an additional approximately 90 million pounds.  Solutia intends to convert CP lines 28 and 29 in the first quarter of 2008, increasing its plastics capacity by an additional approximately 150 million pounds.  After this conversion, Solutia's plastics capacity will total approximately 700 million pounds.

Cautionary and Forward Looking Statements.

Solutia does not generally publicly disclose its strategic plans or projections for its anticipated financial position or results of operations or the other types of forward looking information contained in the Evaluation Materials.  Accordingly, the Evaluation Materials furnished as part of this current report on Form 8-K, remain in the form as was provided to the Backstoppers and have not been updated to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions or other circumstances arising and/or existing or to reflect the occurrence of any unanticipated events in each case as of or through the date of this current report on Form 8-K.  The Evaluation Materials were prepared by Solutia, Solutia’s legal counsel and other advisors.  Solutia’s legal counsel and other advisors do not assume any responsibility for the Evaluation Materials nor do they undertake any obligation to update any of the information or analysis contained therein.  Further, Solutia does not intend to update or revise the Evaluation Materials provided to the Backstoppers and furnished as part of this current report on Form 8-K to reflect changes in future general economic, industry or chemicals category conditions.

The Evaluation Materials were not prepared with a view toward general use, but rather were prepared for the limited purpose of providing information to the Backstoppers at a point in time pursuant to the Confidentiality Agreements.  The data contained in the Evaluation Materials were provided as of the dates listed above and represented Solutia’s then forecasted expectations as described therein.  The estimates and assumptions underlying the Evaluation Materials and any other prospective financial information or projections are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of Solutia.  Accordingly, there can be no assurance that the results set forth in the Evaluation Materials, or any other prospective financial information or projections, will be realized.  It is likely that there will be differences between actual and projected results, and actual results may be materially higher or lower than those set forth above.

This report and the exhibits furnished hereto may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current expectations and assumptions about the industries in which Solutia operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in Solutia’s most recent Annual Report on Form 10-K, under “Cautionary Statement About Forward Looking Statements,” Solutia’s quarterly reports on Form 10-Q, and in filings with the U.S. Bankruptcy Court in connection with the Chapter 11 case of Solutia Inc. and 14 of its U.S. subsidiaries. These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com.  The bankruptcy court filings can be accessed by visiting www.trumbullgroup.com.  Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Form 8-K furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:
Exhibit Number	Description
99.1	September 26, 2007 Press Release
99.2	Financial Projections

SIGNATURES

Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLUTIA INC.
(Registrant)
/s/ Rosemary L. Klein
Senior Vice President, General Counsel and Secretary
Date: October 1, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	September 26, 2007 Press Release
99.2	Financial Projections